As filed with the Securities and Exchange Commission on October 15, 2014

Registration No. 333-136623

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INVISA, INC.

(Name of registrant as specified in its charter)

Nevada	65-1005398
(State or Other Jurisdiction of Organization)	(IRS Employer Identification Number)

1800 2nd Street, Suite 965

Sarasota, Florida 34236

(941) 870-3950

(Address of principal executive offices, including zip code, and telephone number, including area code)

Invisa, Inc. Business Consulting Agreement

(Full title of plan)

Edmund C. King

Chief Executive Officer and Chief Financial Officer

1800 2nd Street, Suite 965

Sarasota, Florida 34236

(941) 870-3950

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☑

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TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 to Form S-8 Registration Statement (this “Post-Effective Amendment No. 1”) is being filed in order to deregister all securities remaining unsold under that certain Registration Statement on Form S-8 (File No. 333-136623) (the “Registration Statement”), which was filed on August 14, 2006 to register 681,800 shares of the common stock, $0.001 par value per share (the “Common Stock”) of Invisa, Inc. (the “Company”), to be issued under a consulting agreement that terminated on August 16, 2007.

The Company has filed this Post-Effective Amendment No. 1 with the SEC to remove from registration any unissued shares of Common Stock that were previously registered under the Registration Statement and to terminate the effectiveness of the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

INVISA, INC.

Dated: October 15, 2014	By:	/s/ Edmund C. King
Edmund C. King Chief Executive Officer and Chief Financial Officer

Note: No other person is required to sign this Post-Effective Amendment to the Form S-8 Registration Statement in reliance on Rule 478 of the Securities Act of 1933, as amended.

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